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                       INTERNATIONAL SMART SOURCING, INC.

                        1,250,000 SHARES OF COMMON STOCK

               1,250,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                             UNDERWRITING AGREEMENT

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                               TABLES OF CONTENTS

Section                                                                     Page

1.  Introduction...............................................................1

2.  Representations and Warranties.............................................2

3.  Purchase, Sale, and Delivery of the Securities and the Additional
    Securities................................................................14

4.  Offering..................................................................16

5.  Covenants.................................................................17

6.  Payment of Expenses.......................................................28

7.  Conditions of Underwriter's Obligations...................................29

8.  Indemnification and Contribution..........................................41

9.  Default by an Underwriter.................................................46

10. Representations and Agreements to Survive Delivery........................47

11. Effective Date of This Agreement and Termination Thereof..................48

12. Notices...................................................................50

13. Parties...................................................................51

14. Severability..............................................................52

15. Captions..................................................................52

16. Counterparts..............................................................52

17. Construction..............................................................52

18. Consent to Jurisdiction...................................................52

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                       INTERNATIONAL SMART SOURCING, INC.

                        1,250,000 SHARES OF COMMON STOCK
               1,250,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                             UNDERWRITING AGREEMENT

                                                                  April __, 1999

To Underwriters listed on Schedule I attached hereto
c/o Network 1 Financial Securities, Inc.
The Galleria
Building 2/Penthouse
Red Bank, New Jersey 07701-1106

Gentlemen:

         The undersigned, International Smart Sourcing, Inc., a Delaware corporation, hereby confirms its agreement with Network 1 Financial Securities, Inc., as the representative (the "Representative") of the several underwriters identified in Schedule I hereto (together with the Representative, the "Underwriters") as follows. All references to the "Company" shall include International Smart Sourcing, Inc., and all of its wholly-owned subsidiaries, to wit Electronic Hardware Corp., a New York corporation ("EHC"), and Compact Disc Packaging Corp., a Delaware corporation ("CDP"), unless otherwise noted.

         1. Introduction. The Company proposes to issue and sell to the Underwriters an aggregate amount of 1,250,000 shares of common stock (the "Stock"), par value $.001 per share (the "Common Stock"), and 1,250,000 Redeemable Common Stock Purchase Warrants (the "Warrants," and together with the Stock, the "Securities") of the Company. The Stock and the Warrants shall be separately transferrable immediately upon issuance. Each Warrant is exercisable for a five-year period, commencing 12 months from the date the Securities and Exchange Commission (the "Commission") declares the Registration Statement (as defined herein) effective and entitles the holder thereof to purchase one share of Common Stock at an exercise price equal to $5.00 per share (the "Warrant Stock"), subject to adjustment in certain circumstances. As long as the Registration

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Statement (as defined herein) is effective, the Warrants are redeemable by the
Company at any time commencing 12 months after the date of the prospectus, at a price of $.10 per Warrant, upon not less than 30 days prior written notice to the registered holders of the Warrants, provided that the average closing bid quotation of the Common Stock as reported on the Nasdaq SmallCap Market System ("SCM") or the Boston Stock Exchange ("BSE"), if traded thereon, or if not traded thereon, the average closing sale price if listed on a national or regional securities exchange equals or exceeds 150% of the exercise price per share of the Stock for any 20 trading days within a period of 30 consecutive trading days ending on the 15th day prior to the day on which the Company gives notice of redemption. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Representative an option (the "Over-allotment Option") to purchase from the Company, up to an additional 187,500 shares of Common Stock (the "Additional Stock") and 187,500 Warrants (the "Additional Warrants," and together with the Additional Stock, the "Additional Securities"). The Securities and the Additional Securities are more fully described in the prospectus referred to below.

         2.       Representations and Warranties.

                  (a) The Company represents and warrants to, and agrees with, the Underwriters that:

                           (1) The Company has filed with the Commission a
                  registration statement, and may have filed one or more amendments thereto, on Form SB-2 (Registration File No. 333-48701), including in such registration statement and each such amendment a related preliminary prospectus, for the registration of the Securities, the Warrant Stock and the Additional Securities, the Common Stock issuable upon the exercise of the Additional Warrants (the "Additional Warrant Stock") the warrants referred to in Section 5(a)(15) (the "Underwriter's Warrants"), the shares of Common Stock issuable upon exercise of the Underwriter's Warrants (the "Underlying Stock"), Warrants issuable upon the exercise of the Underwriter's Warrants (the "Underlying Warrants," and together with the Underlying Stock, the "Underlying Securities") and the Common Stock issuable upon the exercise of the Underlying Warrants (the "Underlying Warrant Stock") under the Securities Act of 1933, as

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                  amended (the "Act"). As used in this Agreement, the term
                  "Registration Statement" shall refer to such registration statement, as amended, on file with the Commission at the time such Registration Statement becomes effective under the Act (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof, provided, however, that such Registration Statement, at the time it becomes effective, may omit such information as is permitted to be omitted from such Registration Statement when it becomes effective under the Act pursuant to Rule 430A of the General Rules and Regulations of the Commission under the Act (the "Regulations"), which information (the "Rule 430A Information") shall be deemed to be included in such Registration Statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or
                  (4) of the Regulations); the term "Preliminary Prospectus" shall refer to each prospectus included in the Registration Statement, or any amendments thereto, before the Registration Statement becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when the Registration Statement becomes effective under the Act, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with the Representative's consent pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" shall refer to the final prospectus in the form first filed pursuant to Rule 424(b)(1) or (4) of the Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement.

                           (2) When the Registration Statement becomes effective
                  under the Act, and at all times subsequent thereto up to and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post-effective amendment thereto shall become effective under the Act, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the

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                  Commission any amendment or supplement to the Registration
                  Statement or the Prospectus), respectively, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective under the Act, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) of the Regulations will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Act or the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Preliminary Prospectus, as of the date filed with the Commission, contained all statements required to be stated therein in accordance with the Act and the Regulations, complied with the Act and the Regulations, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 2(a)(2) with respect to statements or omissions made in reliance upon, and in conformity with information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto.

                           (3) Neither the Commission nor the "blue sky" or
                  securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, any Preliminary

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                  Prospectus, the Prospectus, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Securities, Warrant Stock, Additional Securities, Additional Warrant Stock, Underwriter's Warrants, Underlying Securities, or the Underlying Warrant Stock, nor has any of such authorities instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to a Stop Order.

                           (4) Any contract, agreement, instrument, lease, or
                  license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed properly with the Commission as an exhibit to the Registration Statement.

                           (5) The Company has no subsidiary or subsidiaries (as
                  defined in the Regulations) other than as disclosed in the Registration Statement. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing as such in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries taken as a whole.

                           (6) The Company has authorized capital stock as
                  disclosed in the Registration Statement, of which the Prospectus is a part. Except as disclosed in the Prospectus, each outstanding share of Common Stock is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be properly be described in the Prospectus. The certificates evidencing the Common Stock are in proper form.

                           (7) The consolidated financial statements of the
                  Company and EHC and the financial statements of CDP included in the Registration Statement and the Prospectus fairly present the financial position, the results of operations, the cash flows, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")) consistently applied throughout the periods involved, are correct and complete in all material respects, and are in accordance with the books and records of the Company and its combined subsidiaries. Feldman Sherb Ehrlich & Co, P.C., the certified public accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement, are, and during the periods covered by their reports included in the Registration Statement and the Prospectus were, independent certified public accountants to the Company, EHC and CDP, respectively, within the meaning of the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration

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                  Statement or the Prospectus. There has at no time been a
                  material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

                           (8) There is no litigation, arbitration, claim,
                  governmental or other proceeding (formal or informal), or investigation pending, or, to the best knowledge of the Company, threatened or in prospect (or any basis therefor) with respect to the Company or any of its operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have, and can not in the future reasonably be expected to have, a material adverse effect upon the operations, business, properties, or assets of the Company and its subsidiaries taken as a whole. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have, and can not in the future reasonably be expected to have, a material adverse effect upon the operations, business, properties, or assets of the Company and its subsidiaries taken as a whole; nor is the Company required currently to take any action in order to avoid any such violation or default.

                           (9) The Company has good title to all properties and
                  assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages, except such as to not materially and adversely affect the value of such property and do not interfere with the use made or proposed to made of such property (or except as may be properly described in the Prospectus). No real property leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inactions of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would

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                  prevent, the continued effective leasing, licensing, or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company (or except as may be properly described in the Prospectus).

                           (10) Neither the Company nor, to the knowledge of the
                  Company, any other party, is now, or is expected by the Company to be, in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms, except as otherwise disclosed in the Prospectus. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Except as described in the Prospectus, the Company is not a party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or may in the future have, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and its subsidiaries taken as a whole. The Company is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation, as amended, (or other charter document) or By-Laws, as amended.

                           (11) All United States and foreign patents, patent
                  applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested, except as may be properly described in the Prospectus. There is no right under any Intangible necessary to the business of the Company as presently conducted or as the Prospectus indicates it contemplates

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                  conducting, except as may be so designated in the Prospectus.
                  The Company to the best of its knowledge has not received notice of (or knows of any basis for) a third party claim of infringement with respect to asserted Intangibles of others, except as may be properly described in the Prospectus. To the knowledge of the Company, there is no material infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had, or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities or future prospects of the Company, except as may be properly described in the Prospectus.

                           (12) Neither the Company nor, to the best of the
                  Company's knowledge, any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

                           (13) The Company has all requisite power and
                  authority to execute, deliver, and perform this Agreement and the Underwriter's Warrants. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Underwriter's Warrants. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. The Underwriter's Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be legal, valid, and binding obligations

                                       10
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                  of the Company, each enforceable as to the Company in
                  accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement or the Underwriter's Warrants (except filings under the Act which have been or will be made before the Closing Date and filings and consents consisting only of filings and consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Underwriter's Warrants; and the execution, delivery, and performance of this Agreement and the Underwriter's Warrants will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate, result in a breach of, or conflict with any term of the certificate of incorporation, as amended (or other charter document) or By-Laws, as amended, of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its respective operations, businesses, properties, or assets are subject.

                           (14) The Stock and Additional Stock are validly
                  authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders, and the Underwriters will receive good title to the Stock and Additional Stock free and clear of all liens, security interests, pledges, charges,

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                  encumbrances, stockholders' agreements, and voting trusts. The
                  Common Stock, Stock and Additional Stock conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

                           (15) The Warrant Stock and the Additional Warrant
                  Stock are validly authorized and have been duly and validly reserved for issuance and, when issued and delivered upon exercise of the Warrants and Additional Warrants, respectively, in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Warrants and Additional Warrants, as the case may be, will receive good title to the Common Stock purchased by them upon the exercise of the Warrants and Additional Warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Warrants, Additional Warrants, Warrant Stock and the Additional Warrant Stock conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

                           (16) The Underlying Stock and the Underlying Warrant
                  Stock are validly authorized and have been duly and validly reserved for issuance and, when issued and delivered upon exercise of the Underwriter's Warrants and Underlying Warrants, as the case may be, in accordance with the respective terms thereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Underwriter's Warrants and the Underlying Warrants will receive good title to the securities purchased by them upon the exercise of the such warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Underwriter's Warrants, Underlying Stock, Underlying Warrants and the Underlying Warrant Stock conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

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

                           (17) Subsequent to the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transactions not in the ordinary course of business, (iii) declared or paid any dividend on its capital stock, or (iv) experienced any adverse changes or any development which may materially adversely effect the condition (financial or otherwise), net assets or stockholders' equity, results of operations, business, key personnel, assets, or properties of the Company and its subsidiaries taken as a whole.

                           (18) Neither the Company nor, to the best of the
                  Company's knowledge, any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities or the Additional Securities.

                           (19) The Company has obtained from each of its
                  directors, officers and principal stockholders a written agreement, in form and substance satisfactory to counsel for the Underwriters, that, for a period of 24 months from the date on which the Registration Statement shall become effective under the Act, he or she will not, without the Representative's prior written consent, publicly offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable pursuant to the terms of any employee stock options; provided, however, that such persons may offer, sell, contract to sell, grant an option for the sale of, or otherwise dispose of all or any part of his, her, or its shares of

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                  Common Stock or other such security or instrument of the
                  Company during such period only if such transaction is private in nature and the transferee of such shares of Common Stock or other securities or instruments agrees, prior to such transaction, to be bound by all of the provisions of such agreement. Further, if either of Messrs. Andrew Franzone, the Company's Chief Executive Officer and President, David L. Kassel, the Chairman of the Company's Board of Directors, and Harry Goodman, the Company's Vice President and Secretary, dies during such 24-month period, the estate of the deceased may cause the Company to redeem 250,000 shares for an aggregate of $500,000 and may sell the remaining shares pursuant to Rule 144 promulgated under the Act, provided that the estate does not sell more than 25,000 shares within any three-month period.

                           (20) The Company is not, and does not intend to
                  conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                           (21) Except for the securities that are being
                  registered pursuant to the Registration Statement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

                           (22) Except as may be set forth in the Prospectus,
                  the Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                           (23) Neither the Company, nor any of its affiliates,
                  is presently doing business with the government of Cuba or with any person or affiliate located in Cuba. If, at any time after the date on which the Registration Statement is declared effective under the Act or with the Florida Department of Banking and Finance (the "Florida Department"), whichever is later, and prior to the end of the period referred to in the first clause of Section 2(a)(2), the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company will so inform the Florida Department within 90 days after such commencement of business in Cuba, and, during the period referred to in Section 2(a)(2), will inform the Florida Department within 90 days after any change occurs with respect to previously reported information.

                           (24) To the knowledge of the Company, no officer,
                  director, or principal stockholder of the Company has any affiliation or association with the National Association of Securities Dealers, Inc. (the "NASD") or any member thereof.

                           (25) Except as disclosed in the Prospectus, the
                  Company has filed all necessary federal, state, local, and foreign income and franchise tax returns and other reports required to be filed and has paid all taxes shown as due thereon; and there is no tax deficiency which has been, or, to the knowledge of the Company, might be, asserted against the Company.

                           (26) To the best knowledge of the Company, none of
                  the activities or businesses of the Company is in violation of, or will cause the Company to violate, any law, rule, regulation, or order of the United States, any state, county, or locality, or of any agency or body of the United States or of any state, county, or locality, the violation of which would have a material adverse effect upon the condition (financial or otherwise), business, property, prospective results of operations, or net worth of the Company.

         3. Purchase, Sale, and Delivery of the Securities and the Additional Securities. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company on a firm-commitment basis, the numbers of shares of Stock and Warrants set forth opposite the respective names of the Underwriters in Schedule I hereto.

         The purchase price per share of the Stock to be paid by the Underwriters shall be $4.05. The public offering price per share of the Stock shall be $4.50. The purchase price per Warrant to be paid by the Underwriters shall be $.09. The public offering price per Warrant shall be $.10.

         Payment for the Securities by the Underwriters shall be made by wire transfer or certified or official bank check in New York Clearing House funds payable to the order of the Company at the offices of Morrison Cohen Singer & Weinstein, LLP, counsel to the Underwriters, 750 Lexington Avenue, New York, New York 10022, or at such other place as the Representative shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Securities to the Representative for the respective accounts of the Underwriters. Such delivery and payment shall be made by 12:00 p.m., New York City local time, on the fifth business day following the time of the public offering, as defined in Section 11(a) (unless such time and date is postponed in accordance with the provisions of Section 9(c)), or at such other time as shall be agreed upon between the Representative and the Company. The time and date of such delivery and payment are hereinafter referred to as the "Closing Date."

         Certificates for the Stock and Warrants shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company shall permit the Representative, or its designee, to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         In addition, the Company hereby grants to the Representative the Over-allotment Option to purchase all or a portion of the Additional Stock and Additional Warrants as may be necessary to cover over-allotments, at the same respective purchase price per share to be paid by the Underwriters to the Company for the Additional Stock and Additional Warrants as provided for in this
Section 3. The Representative may elect to exercise the Over-allotment Option for a disproportionate amount of Additional Stock and Additional Warrants. The Over-allotment Option may be exercised only to cover over-allotments in the sale of Stock and Warrants by the Underwriters. The Over-allotment Option may be exercised by the Representative on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth (45th) day following the date on which the Registration Statement becomes effective under the Act, by written notice by the Representative to the Company. Such notice shall set forth the aggregate number of Additional Stock and Additional Warrants as to which the Over-allotment Option is being exercised (which shall be allocated as the Company and the Representative deems appropriate) and the time and date, as determined by the Representative, when such Additional Stock and Additional Warrants are to be delivered (such time and date are hereinafter referred to as an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the Over-allotment Option shall have been given not later than the eighth business day after the date on which such notice shall have been given.

         In the event the Company declares or pays a dividend or a distribution on the Common Stock, whether in the form of cash, shares of Common Stock, or other consideration, prior to the Additional Closing Date, excluding any payments in connection with the Company's Subchapter S corporation status pursuant to the Internal Revenue Code of 1986, as amended, as set forth in the Prospectus, such dividend or distribution shall also be paid on the Additional Stock on the later of the Additional Closing Date and the date on which such dividend or distribution is payable.

         Payment for the shares of Additional Stock and Additional Warrants by the Representative shall be made by wire transfer or certified or official bank check in New York Clearing House funds payable to the order of the Company at the offices of Morrison Cohen Singer & Weinstein, LLP, counsel to the Underwriters, 750 Lexington Avenue, New York, New York 10022, or at such other place as the Representative shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Additional Stock and Additional Warrants to the Representative for the account of the Representative.

         Certificates for the Additional Stock and Additional Warrants shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Additional Closing Date with respect thereto. The Company shall permit the Representative, or its designee, to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

         4. Offering. The Underwriters are to make an initial public offering of the Securities and Additional Securities, as the case may be, as soon, on or after the date on which the Registration Statement becomes effective under the Act, as the Representative deems it advisable so to do. The Stock and Warrants or Additional Stock and Additional Warrants, as the case may be, are to be initially offered to the public at the respective initial public offering prices set forth in Section 3

(such respective prices being hereinafter referred to as the "Public Offering Price"). After the initial public offering, the Representative may from time to time increase or decrease the initial Public Offering Price, in the Representative's sole discretion, by reason of changes in general market conditions or otherwise.

         5.       Covenants.

                  (a)      The Company covenants that it will:

                           (1) Use its best efforts to cause the Registration
                  Statement to become effective under the Act as promptly as possible and notify the Representative immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective under the Act, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, (iii) of the filing with the Commission of any supplement to the Prospectus, and (iv) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible. If the Registration Statement has become or becomes effective under the Act with a form of prospectus omitting Rule 430A Information, or filing of the Prospectus with the Commission is otherwise required under Rule 424(b), the Company will file with the Commission the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

                           (2) During the time when a prospectus relating to the
                  Securities, Warrant Stock, Additional Securities and the Additional Warrant Stock is required to be delivered hereunder or under the Act or the Regulations, comply with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities, Warrant Stock, Additional Securities and the Additional Warrant Stock in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Securities, Warrant Stock, Additional Securities or the Additional Warrant Stock is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the reasonable opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify the Representative and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representative) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective under the Act as soon as possible.

                           (3) Deliver without charge to each of the
                  Underwriters such number of copies of each Preliminary Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement, or any amendment thereto, becomes effective under the Act or a supplement is filed with the Commission, deliver without charge to the Representative two signed copies of the Registration Statement, including exhibits, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to each of the Underwriters such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as the Representative may request for the purposes contemplated by the Act.

                           (4) Endeavor in good faith, in cooperation with the
                  Representative, at or prior to the time the Registration Statement becomes effective under the Act, to qualify the Securities, Warrant Stock, Additional Securities and Additional Warrant Stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as the Representative may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

                           (5) Make generally available (within the meaning of
                  Section 11(a) of the Act and the Regulations) to its securityholders as soon as practicable, but not later than 45 days after the end of the fiscal quarter in which the first anniversary date of the Registration Statement occurs, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

                           (6) For a period of 24 months after the date on which
                  the Registration Statement shall become effective under the Act, not, without the Representative's prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company (or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock), except as provided in Section 3 or as described in the Prospectus and except for the issuance of (i) 300,000 shares of Common Stock which may be issued pursuant to the Company's Stock Option and Grant Plan, as described in the

                  Prospectus (the "Plan"), including the shares of Common Stock issuable upon the exercise of options granted thereunder, (ii) the Underlying Stock and (iii) the Underlying Warrant Stock.

                           (7) For a period of five years after the effective
                  date of the Registration Statement, furnish to the Representative, without charge, the following:

                                    (i) as soon as practicable after they have
                           been sent to stockholders of the Company or filed with, or furnished to, the Commission or the NASD, three copies of each annual and interim financial, proxy statements and other reports or communications sent by the Company to its stockholders or filed with, or furnished to, the Commission or the NASD; and

                                    (ii) as soon as practicable, two copies of
                           every press release and every material news item and
                           article in respect of the Company or its affairs which was released by the Company.

                                    (iii) such additional documents and
                           information with respect to the Company and its affairs as the Representative may from time to time reasonably request; provided, however, that such additional documents and information shall be received by the Representative on a confidential basis, unless otherwise disclosed to the public, and shall not be used in violation of the Federal Securities laws and the Regulations.

                           (8) Apply the net proceeds received by it from the
                  offering contemplated by this Agreement in a manner as close as practicable to that set forth under the heading "Use of Proceeds" in the Prospectus.

                           (9) Furnish to the Representative as early as
                  practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Sections 7(f) hereof.

                           (10) Comply with all filing and reporting
                  requirements of the Exchange Act, which may from time to time be applicable to the Company.

                           (11) Comply with all provisions of all undertakings
                  contained in the Registration Statement.

                           (12) Prior to the Closing Date or any Additional
                  Closing Date, as the case may be, issue no press release or other public communication, financial in nature or otherwise, directly or indirectly, and hold no press conference with respect to the Company, the financial condition, results of operations, business, properties, assets, liabilities of any of them, or this offering, without the Representative's prior written consent.

                           (13) If the principal stockholders, officers, or
                  directors of the Company are required by the "blue sky" or securities authority of any jurisdiction selected by the Representative pursuant to Section 5(a)(4) to escrow or agree to restrict the sale of any security of the Company owned by them for the Company to qualify or register the Securities or the Additional Securities for sale under the "blue sky" or securities laws of any such jurisdiction, use its best power to cause each such person to escrow or restrict the sale of such securities on the terms and conditions and in the form specified by the securities administrator of such jurisdiction.

                           (14) Use its best efforts to maintain the inclusion
                  of the Securities and the Additional Securities, if applicable, on the SCM and BSE, for at least five years from the date of this Agreement.

                           (15) On the Closing Date, sell to the Representative,
                  individually and not as the representative of the Underwriters, for an aggregate purchase price of $10.00, the Underwriter's Warrants to purchase up to 125,000 shares of the Stock and 125,000 Warrants, exclusive of the exercise of any portion of the Over-allotment Option, which shall be substantially in the form set forth as an exhibit to the Registration Statement. The Underwriter's Warrants shall not be redeemable by the Company at any time or for any reason without the prior, written consent of the Representative. Each Underwriter's Warrant shall entitle the holder thereof to purchase one share of Common Stock and one Warrant of the Company at a price equal to 160% of the initial public offering price of the Securities sold in the offering, respectively, for a four-year period, commencing one year after the Commission declares the Registration Statement effective. The Underwriter's Warrants may not be sold, transferred, assigned, pledged or hypothecated by any person for a period of one year, commencing the date the Commission declares the Registration Statement effective, except that it may be transferred, in whole or in part, to one or more officers and partners of the Representative or Underwriters, as the case may be or by operation of law; provided, however, that the foregoing restriction shall lapse in respect to shares of Common Stock and other securities issuable upon exercise of the Underlying Warrants as the Warrants are called for redemption. Thereafter, the Underwriter's Warrants will be transferrable provided such transfer is in accordance with the Act.

                           (16) For five (5) years following the Effective Date,
                  should the Company merge, reorganize or take any other action which would terminate the Underwriter's Warrants, the Company shall make provision, satisfactory to the Representative or its designees, for either the exercise or continuation of the Underwriter's Warrants. Furthermore, the Company may not under any circumstances call for the redemption of the Underwriter's Warrants. The Underwriter's Warrants will contain certain anti-dilution provisions in the event the Company (a) subdivides or combines the outstanding shares of Common Stock,
                  (b) issues or sells any shares of Common Stock or options or warrants to purchase Common Stock or securities convertible into Common Stock for consideration less than the prevailing market price of a share of Common Stock or (c) engages in a merger or combination which results in a reclassification or change of the outstanding Common Stock. In the event of a merger or acquisition of the Company which involves the issuance of shares of Common Stock, any change in the exercise price of the Underwriter's Warrants shall be adjusted based upon the difference between the exercise price of the Underwriter's Warrants and fair market value of the Common Stock issued in connection with such merger or acquisition (if lower than the market price of the Common Stock) and the total number of outstanding shares of Common Stock. The Company shall set aside and at all times have available a sufficient number of Shares of Common Stock to be issued upon exercise of the Underwriter's Warrants.

                           (17) During the four-year period commencing one year
                  from the effective date of the Registration Statement, the Company will agree to use its best efforts to register the (i) Underwriter's Warrants, (ii) Underlying Stock, (iii) Underlying Warrants and (iv) Underlying Warrant Stock upon written request of the holders of at least a majority of the Underlying Stock, no more than once at the Company's own expense, on a registration statement on Forms SB-2, S-1 or S-3 or other appropriate form, or offering statement, pursuant to the Act, or file an amendment to the Registration Statement. These best efforts shall include the preparation and filing of one demand registration statement with respect to the securities issuable upon the exercise of the Underwriter's Warrants during such four-year period and maintaining the effectiveness thereof, for nine months or until the sale of such securities in the open market, at the Company's sole expense (other than underwriter or selling broker costs), including blue sky fees and expenses.

                           (18) During the period commencing the second year and
                  concluding at the end of the seventh year after the effective date of the Registration Statement, notify all holders of the Underwriter's Warrants and securities issuable thereunder of the Company's intention to do another offering of the Company's securities (whether by the Company or by any security holder of the Company) and, if requested by such holders, include any Underwriter's Warrants, Underlying Stock, Underlying Warrants and Underlying Warrant Stock, regardless of whether some of such holders have availed themselves of any of the demand registration right described above, in such offering at the Company's sole cost and expense, and maintain the effectiveness thereof for at least 12 months ("Piggyback Registration Rights"). The Piggyback Registration Rights are not applicable to a Registration Statement filed by the Company with the Commission on Forms S-4, S-8 or any other inappropriate form.

                  The objection of a subsequent underwriter to the exercise of any Piggyback Registration Rights and inclusion of such securities, to the extent deemed necessary by such underwriter, shall be without penalty or prejudice to any of the Piggyback Registration Rights of the holders of the unregistered Underwriter's Warrants and securities issuable thereunder. Notwithstanding the foregoing, to the extent a subsequent underwriter agrees to register a portion of the Underwriter's Warrants and securities issuable thereunder, such inclusion shall be on a pro-rata basis to the holders thereof without penalty or prejudice to the holders of the unregistered securities. However, in such event, the Company will, within six months of the completion of such subsequent underwriting, file, at its sole expense, a registration statement to such register such excluded securities.

                           (19) Until expiration of the Underwriter's Warrants,
                  keep reserved sufficient shares of Common Stock for issuance upon exercise of the Underwriter's Warrants and Underlying Warrants.

                           (20) Deliver to the Representative, without charge,
                  no later than six months after the last Additional Closing Date or the expiration of the period during which the Representative may exercise the Over-allotment Option, five
                  (5) sets of bound volumes of the complete Registration Statement and all related materials to the individuals designated by the Representative or counsel to the Underwriters.

                           (21) For a period of three years after the effective
                  date of the Registration Statement, provide, at its sole expense, to the Representative copies of the Company's daily transfer sheets. The Company shall cause its depository (at the Company's expense) to fax a "special security position report" to the Underwriter on a weekly basis.

                           (22) Maintain key-person life insurance, payable to
                  the Company on the life of Mr. Andrew Franzone, the Company's Chief Executive Officer and President, in the amount of $200,000 and use its best efforts to increase such amount by an additional $300,000 for the period of time equal to the longer of (i) three years from the date on which the Registration Statement becomes effective under the Act and (ii) the terms of the employment agreement between the Company and Mr. Franzone.

                           (23) Use its best efforts, for a period of three
                  years following the date on which the Registration Statement becomes effective under the Act, to cause a designee of the Representative to be elected to the Company's Board of Directors, in the Representative's reasonable judgment, or to be appointed as an advisor to such Board of Directors (the "Designee"). The Designee shall attend the meetings of the Board, receive all notices and other correspondence and communications sent by the Company to members of the Board of Directors and receive compensation equal to entitlement of other non-officer Directors. In addition, the Designee shall be entitled to receive reimbursement for all costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation. The Company further agrees that, during said three-year period, it shall schedule no less than four formal and "in person" meetings of its Board of Directors in each such year at which meetings the Designee shall be permitted to attend as set forth herein; said meetings shall be held quarterly each year and advance notice of such meetings identical to the notice given to Directors shall be given to the Designee. Further, in the event the Representative shall not have selected the Designee during such three-year period, the Company and its principal stockholders shall give notice to the Representative with respect to any proposed acquisition, merger, reorganization or other similar transaction.

                           (24) Indemnify, to the extent permitted by applicable
                  law, and hold the Representative and the Designee harmless against any and all claims, actions, damages, costs, expenses and judgments arising solely out of the attendance and participation of the Designee at any such meeting described in
                  Section 5(a)(23) above. In the event the Company maintains a liability insurance policy affording coverage of its officers and directors, it agrees, if possible, to include the Designee as an insured party under such policy.

                           (25) Until the expiration of three years from the
                  date on which the Registration Statement becomes effective under the Act, not effect a change in the independent certified public accountants for the Company unless the Company has received the prior written consent of the Representative.

                           (26) For a period of three years from date on which
                  the Registration Statement becomes effective under the Act, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Quarterly Report on Form 10-QSB, and the mailing of quarterly financial information to stockholders.

                           (27) Have outstanding, on the Closing Date, 3,195,000
                  shares of Common Stock on a fully diluted basis, excluding the Additional Stock, Additional Warrant Stock, Warrant Stock, Underlying Stock and Underlying Warrant Stock. The Company will supply the Underwriter with a list of all current stockholders of the Company and all persons who possess securities exercisable or exchangeable for, or convertible into, capital stock.

                           (28) Have in effect on the Closing Date the Plan,
                  which will provide for the issuance of shares of Common Stock and options to purchase Common Stock (which in either case shall not be more than an aggregate of 300,000 shares of Common Stock). The Company shall not grant, for a period of three years following the date on which the Registration Statement becomes effective under the Act, any options having an exercise price less than the fair market value of the Common Stock on such date, except that the Company shall be permitted to grant non-qualified options; provided, however, that the exercise price of such non-qualified options shall be no less than 85% of the fair market value of the Company's Common Stock on the date of grant.

                           (29) Cooperate, in addition to the demand and
                  Piggyback Registration Rights, with the then holders of the Underwriter's Warrants and securities issuable thereunder, in the preparation and execution of any registration statement, in addition to the registration statements and offering statements referred to above, required in order to sell or transfer the aforesaid securities and supply all information required to be included in such registration statement, but the expenses of such additional registration statement or offering statement will be pro-rated between the Company and the holders of the registered securities according to the aggregate sales price of the securities being registered.

                           (30) For a period of 24 months following the
                  effective date, not effect any offerings of securities pursuant to Regulation S (or any successor statute) under the Act, without the Representative's consent, which consent shall not be unreasonably withheld.

                           (31) For a period of 24 months following the
                  effective date, not file a Registration Statement on Form S-8 registering securities other than securities issued to (i) employees of the Company and its subsidiaries and (ii) 25,000 shares of Common Stock to be issued to Ms. Bao-Wen Chen under the Plan as of the date the Commission declares the Registration Statement effective and fully vesting on the second anniversary of such date.

                           (32) The Company, its subsidiaries and its principal
                  stockholders will grant to the Representative a right of first refusal for a period of three years from the effective date for any public or private offering of securities to raise capital and sale of securities to be made by the Company, its principal stockholders or any of its present or future subsidiaries.

                           (33) At or prior to the Closing Date, the Company
                  shall enter into an agreement retaining the Representative as management and financial consultants to the Company for a 24-month period, commencing as of the Closing Date at a fee equal to $5,000 per month, or an aggregate of $120,000. The entire fee of $120,000 shall be paid in its entirety on the Closing Date.

                           (34) Subject to the rules and regulations of the
                  NASD, the Company will pay the Representative a commission equal to five percent (5%) for all Warrants exercised more than 12 months after the effective date. The Representative may allow a portion of this commission to members in good standing with the NASD.

                  Any costs incurred by the Company in connection with the solicitation of the exercise price of such Warrants shall be borne by the Company. The Company agrees not to solicit warrant exercises through any broker dealer other than the Representative.

         6. Payment of Expenses. The Company hereby agrees to pay all expenses (other than fees of counsel for the Underwriters, except as provided in Section 6(c)) in connection with the following:

                  (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement, and other underwriting and related agreements and related documents, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto supplied to the Underwriters in quantities as herein above-stated;

                  (b) the issuance, sale, transfer, and delivery (as applicable) of the Securities and the Additional Securities, including any transfer or other taxes payable thereon;

                  (c) the qualification of the Securities, Warrant Stock, Additional Securities and Additional Warrant Stock under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees for the Underwriters' counsel in the amount of $35,000 and the disbursements in connection therewith (not including fees of special counsel if required to be incurred in a merit review state which may require local counsel);

                  (d) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought;

                  (e) any fees relating to the listing of the Common Stock and Warrants on SCM or BSE, as the case may be;

                  (f) the cost of printing certificates representing the Securities, Warrant Stock, Additional Securities and Additional Warrant Stock.

                  (g) the fees of the transfer agent and warrant agent for the Common Stock and Warrants, respectively;

                  (h) the cost of publication of "tombstone" advertisements with respect to the offering;

                  (i) a non-accountable expense allowance to the Representative equal to three percent of the gross proceeds of the Securities and, to the extent Additional Securities are sold, on the gross proceeds of the sale of the Additional Securities (less amounts, if any, previously paid to the Representative in respect of such non-accountable expense allowance) to the Representative on the Closing Date or Additional Closing Date, as the case may be.

         7. Conditions of Underwriter's Obligations. The obligations of the Underwriters to purchase and pay for the Securities and the Additional Securities, as provided herein, shall be subject, in their reasonable discretion, to the continuing accuracy of the representations and warranties of the Company contained herein in all material respects and in each certificate and document contemplated under this Agreement to be delivered to the Representative, as of the date hereof and as of the Closing Date (or any Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

                  (a) The Registration Statement shall have become effective under the Act no later than 6:00 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative; on or prior to the Closing Date, or any Additional Closing Date, as the case may be, no Stop Order shall have been issued and no proceeding shall have been initiated or threatened with respect to a Stop Order; and any request by the Commission for additional information shall have been complied with by the Company to the reasonable satisfaction of counsel for the Underwriters. If required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Regulations.

                  (b) At the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received the favorable opinion of Koerner Silberberg & Weiner, LLP, counsel for the Company, having offices at 112 Madison Avenue, New York, New York 10016, dated the date of delivery, addressed to the Underwriters, and in form and scope reasonably satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that, as of such Closing Date or Additional Closing Date, as the case may be:

                           (1) the Company is a corporation duly incorporated,
                  validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority, and, to the best of such counsel's knowledge, all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. To the best of such Counsel's knowledge, the Company is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions in which its ownership and leasing of any properties or the characteristics of its operations require such qualification;

                           (2) EHC is a corporation duly incorporated, validly
                  existing, and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority, and, to the best of such counsel's knowledge, all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. To the best of such Counsel's knowledge, the Company is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions in which its ownership and leasing of any properties or the characteristics of its operations require such qualification;

                           (3) CDP is a corporation duly incorporated, validly
                  existing, and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority, and, to the best of such counsel's knowledge, all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the

                  Prospectus. To the best of such Counsel's knowledge, the Company is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions in which its ownership and leasing of any properties or the characteristics of its operations require such qualification;

                           (4) the authorized capital stock of the Company is as
                  reflected in the Registration Statement, of which the Prospectus is a part. Except as disclosed in the Prospectus, each outstanding share of Common Stock is validly authorized and issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any statutory preemptive rights of stockholders. To the knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be properly described in the Prospectus. To the knowledge of such counsel, there is outstanding no security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, capital stock of the Company, except as may be described in the Prospectus. The certificates evidencing the Common Stock are in proper form;

                           (5) to the knowledge of such counsel, there is no
                  litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or in prospect with respect to the Company and its subsidiaries or its operations, business, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have, and can not reasonably be expected in the future to have, a material adverse effect upon the operations, business, properties, or assets of the Company and its subsidiaries.

                           (6) such counsel has not been advised by the Company
                  that the Company is now, or is expected to be in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, except as set forth in Exhibit E, and, to the knowledge of such counsel, each such contract, agreement, instrument, lease, license, arrangement, or understanding is in full force and effect and is the valid, legal, and binding obligation of the parties thereto and is enforceable in accordance with its terms;

                           (7) to the knowledge of such counsel, the Company is
                  not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or By-Laws, as those documents have been amended or restated;

                           (8) the Company has all requisite power and authority
                  to execute, deliver, and perform this Agreement and the Underwriter's Warrants. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Underwriter's Warrants. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally.

                           (9) the Underwriter's Warrants have been duly
                  authorized by the Company and, when executed and delivered by the Company, will be legal, valid, and binding obligations of the Company, each enforceable as to the Company in accordance with its terms. To the knowledge of such counsel, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement or the Underwriter's Warrants (except filings under the Act which have been made or will be made before the Closing Date or Additional Closing Date, as the case may be, and filings and consents consisting only of filings and consents under "blue sky" or securities laws).

                  No consent of any party to any material contract or agreement filed as an exhibit to the Registration Statement or incorporated by reference therein or which, to the best knowledge of such counsel based solely on the representations of the Company, is required to be filed as exhibit to the Registration Statement, is required for the execu tion, delivery, or performance of this Agreement and the Underwriter's Warrants; and the execution, delivery, and performance of this Agreement and the Underwriter's Warrants will not violate, result in a breach of, conflict with, result in the creation or imposition of any lien, charge, or encumbrance upon any properties or assets of the Company pursuant to the terms of, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement or instrument, violate or result in a breach of, or conflict with any term of the certificate of incorporation (or other charter document) or ByLaws of the Company.

                           (10) each share of Stock to be delivered on the
                  Closing Date is validly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and is not issued in violation of any statutory preemptive rights of stockholders, and assuming the Underwriters are "bona fide" purchasers under the Uniform Commercial Code as in effect in the State of New York, the Underwriters will receive good title to the shares of Stock purchased by them, from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Additional Stock is validly authorized and when issued and delivered in accordance with the terms hereof, will be fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, and upon delivery of the Additional Stock in accordance with the terms of the Over-allotment Option, assuming the Underwriters are "bona fide" purchasers under the Uniform Commercial Code as in effect in the state of New York, the Underwriters will receive good title to the shares of

                  Additional Stock purchased by them, from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholder's agreements and voting trusts. The Common Stock, the Stock, and the Additional Stock conform in all material respects to all statements relating thereto contained in the Registration Statement or the Prospectus;

                           (11) the Warrant Stock is validly authorized and has
                  been duly and validly reserved for issuance pursuant to the terms of the Warrants. The Warrants have been duly and validly authorized, executed and delivered. The Warrant Stock, when issued and delivered in accordance with the Warrants will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not have been issued in violation of any statutory preemptive rights of stockholders. The holders of the Warrants, assuming the Underwriters are "bona fide" purchasers under the Uniform Commercial Code as in effect in the State of New York, will receive good title to the Warrant Stock upon exercise of the Warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Warrants and the Warrant Stock conform in all material respects to all statements relating thereto contained in the Registration Statement or the Prospectus;

                           (12) the Underlying Stock and Underlying Warrant
                  Stock are validly authorized and has been duly and validly reserved for issuance pursuant to the terms of the Underwriter's Warrants and Underlying Warrants, respectively. The Underlying Warrants have been duly and validly authorized, executed and delivered. The Underlying Stock and Underlying Warrant Stock, when issued and delivered in accordance with the Underwriter's Warrants and Underlying Warrants, respectively will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not have been issued in violation of any statutory preemptive rights of stockholders. The Representative, and any other holders of the Underwriter's Warrants, assuming the Underwriters are "bona fide" purchasers under the Uniform Commercial Code as in effect in the State of New

                  York, will receive good title to the Underlying Stock and Underlying Warrants upon exercise of the Underwriter's Warrants and to the Underlying Warrant Stock upon exercise of the Underlying Warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. The Underwriter's Warrants, Underlying Stock, Underlying Warrants and Underlying Warrant Stock conform in all material respects to all statements relating thereto contained in the Registration Statement or the Prospectus;

                           (13) to the knowledge of such counsel, each contract,
                  agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein, and each contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement;

                           (14) insofar as statements in the Prospectus purport
                  to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized in all material respects;

                           (15) the Company is not an "investment company" as
                  defined in Section 3(a) of the Investment Company Act of 1940, as amended and, if the Company conducts its business as set forth in the Prospectus, will not become an "investment company" and will not be required to be registered under the Investment Company Act;

                           (16) to the knowledge of such counsel, no person or
                  entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement except as described in the Prospectus; and

                           (17) such counsel has been advised by the Commission
                  that the Registration Statement has become effective under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the Regulations, including the applicable time periods set forth therein, or such filing is not required. To the knowledge of such counsel, no Stop Order has been issued and no proceeding for that purpose has been instituted or threatened. On the basis of the participation of such counsel in conferences at which the contents of the Registration Statement and the Prospectus and related matters were discussed, but without independent verification by such counsel of the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, such counsel has no knowledge that (other than financial statements and other financial data and schedules which are or should be contained therein, as to which such counsel need express no opinion): (A) the Registration Statement, any Rule 430A Prospectus, and the Prospectus, and any amendment or supplement thereto, does not appear on its face to comply as to form in all material respects with the requirements of the Act and the Regulations; (B) any of the Registration Statement, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) since the effective date of the Registration Statement, any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.

                  In rendering such opinion, counsel for the Company may rely
(A) as to matters involving the application of laws, solely on the federal laws of the United States, the laws of the State of Delaware and the laws of the State of New York, without giving effect to principles relating to conflicts of laws; (B) as to matters of fact, to the extent such counsel deems proper, on originals or copies, certified or otherwise identified to such counsel's satisfaction, of such corporate records, agreements, documents and other instrument or comparable documents of public officials; and (C) as to opinions expressed as being made "to such counsel's knowledge," such counsel's examination is limited to (i) a review of documents in such counsel's files as to which such counsel has represented the Company, (ii) conversations with certain of the executive officers of the Company, and (iii) reasonable inquiry by such counsel into applicable laws. Such counsel has not made independent investigation as to the accuracy or completeness of any representations, warranties, data or other information, written or oral, made or furnished by the Company to such counsel or to the Representative.

         In such examination, counsel has assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to counsel as originals, the conformity to original documents of all documents submitted to counsel as certified or photostatic copies and the authenticity of the originals of such latter documents.

                  (c) On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have been furnished with such information, documents, certificates, and opinions as it may reasonably require and specifically request for the purpose of enabling it to review the matters referred to in Section 7(b), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained in all material respects, or as the Representative may reasonably request.

                  (d) At the Closing Date or any Additional Closing Date, as the case may be, (i) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Regulations, and in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in the business, properties, or condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt, or general affairs of the Company and its subsidiaries taken as a whole from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the date on which the Registration Statement becomes effective under the Act, and the Company shall not have incurred any material liabilities or entered into any agreements not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus,
(iii) except as set forth in the Prospectus, no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation shall be pending or threatened with respect to the Company or any of its respective operations, businesses, properties, or assets which would be required to be set forth in the Registration Statement, wherein an unfavorable decision, ruling, or finding would materially adversely affect the business, property, condition (financial or otherwise), results of operations, or general affairs, of the Company and its subsidiaries taken as a whole and (iv) the Securities shall have been approved for listing on the SCM and BSE.

                  (e) At the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received a certificate of the chief executive officer, the chief financial officer, and the chief accounting officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that among other things (i) the conditions set forth in Sections 7(a) and 7(d) have been satisfied, (ii) as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate and correct in all materials respects, and (iii) as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

                  (f) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, the Representative shall have received a letter, addressed to the Underwriters, and in form and substance satisfactory to the Representative, with reproduced copies or signed counterparts thereof for each of the Underwriters, from the independent certified public accountants for the Company, dated the date of delivery:

                           (1) confirming that they are, and during the period
                  covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the published Regulations and stating that the answer to Item 13 of the Registration Statement is correct insofar as it relates to them;

                           (2) stating that, in their opinion, the consolidated
                  financial statements and schedules of the Company included in the Registration Statement examined by them comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                           (3) stating that, on the basis of procedures (but not
                  an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited consolidated interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and Board of Directors of the Company and committees of such Board of Directors, inquiries to certain officers and other employees of the Company responsible for financial and accounting matters, and other specified procedures and inquiries, nothing has come to their attention that caused them to believe that:
                  (A) the unaudited consolidated financial statements and schedules of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the Regulations, or are not fairly presented in conformity with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) applied on a basis consistent with that of the audited financial statements appearing therein; (B) there was any change in the capital stock or long-term debt of the Company or any decrease in the net current assets or stockholders' equity of the Company as of the date of the latest available consolidated monthly financial statements of the Company or as of a specified date not more than five business days prior to the date of such letter, each as compared with the amounts shown in the most recent balance sheet included in the Registration Statement and Prospectus, other than as properly described in the Registration Statement and Prospectus or any change or decrease (which shall be set forth therein) which the Representative in its sole discretion shall accept, or (C) there was any decrease in consolidated net sales, net earnings, or net earnings per share of Common Stock of the Company, during the period from the date of such balance sheet to the date of the latest available consolidated monthly financial statements of the Company or to a specified date not more than five business days prior to the date of such letter, each as compared with the corresponding period in the preceding fiscal year, other than as properly described in the Registration Statement and Prospectus or any decrease (which shall be set forth therein) which the Representative in its sole discretion shall accept; and

                           (4) stating that they have compared specific
                  numerical data and financial information pertaining to the Company set forth in the Registration Statement, which have been specified by the Representative prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                  (g) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Securities and the Additional Securities shall be satisfactory in form and substance to the Representative and to counsel for the Underwriters, and the Representative shall have received from such counsel for the Underwriters a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Section 7(b), and with respect to such other related matters, as the Representative may reasonably request.

                  (h) The NASD, upon review of the terms of the initial public offering of the Securities and the Additional Securities, shall not have objected to the Underwriters' participation in such offering.

                  (i) Prior to or on the Closing Date, the Company shall have entered into the Underwriter's Warrants with the Representative.

                  Any certificate or other document signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company hereunder to the Underwriters as to the statements made therein. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, the Representative may, on behalf of the Underwriters, may terminate this Agreement or, if the Representative so elects, in writing waive any such conditions which have not been fulfilled or extends the time for their fulfillment.

         8.       Indemnification and Contribution.

                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claims and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) any application or other document or communication (for purposes of this Section 8, collectively referred to as an "application") executed by, or on behalf of, the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities or the Additional Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by, or on behalf of, such Underwriter through the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, or in any application as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

                  If any action is brought against an Underwriter or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 8(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Representative and

Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities or the Additional Securities, the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, or any application.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement on their own behalf or pursuant to a power of attorney, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 8(a), but only with respect to statements or omissions, if any, made in the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or on any application in reliance upon, and in conformity with, written information furnished to the Company as stated in this Section 8(b) with respect to the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, or on any application, as the case may be; provided, however, that the obligation of the Representative to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the product of the number of shares of Securities and Additional Securities underwritten by the Representative and the initial public offering price per share of such as set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information furnished in writing by or on behalf of the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, any Preliminary Prospectus, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto, or on any application, and in respect of which indemnity may be sought against the Representative pursuant to this Section 8(b), the Representative shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

                  (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company) as one entity and the Underwriters, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject in such proportions as are appropriate to reflect the relative benefits received by the Company and the Underwriters in the aggregate; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriters in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company and the Underwriters in the aggregate shall be deemed to be in the same proportion as
(i) the total proceeds from the offering of the Securities (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (ii) the total proceeds of the offering of the Additional Securities (net of underwriting discounts and commissions but before deducting expenses). The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriters for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriters and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). In no case shall any Underwriter be responsible for a portion of the contribution obligation imposed on all Underwriters in excess of its pro rata share based on the number of shares underwritten by it as compared to the number of shares underwritten by all Underwriters who do not default in their obligations under this Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of an Underwriter shall have the same rights to contribution as such Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

                  (d) Notwithstanding the foregoing, in no event shall the indemnification agreement contained in this Section 8 inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Securities upon the initial public offering to any person by such Underwriter if such losses, claims, damages, liabilities or actions arise out of, or are based upon, a statement or omission or alleged omission in a preliminary prospectus and if, in respect to such statement, omission or alleged omission, the Prospectus differs in a material respect from such preliminary prospectus and a copy of the Prospectus has not been sent or given to such person at or prior to the confirmation of such sale to such person, provided, however, that (i) sufficient quantities of such Prospectus have been delivered to the Underwriters to deliver to investors having had received a preliminary prospectus and (ii) the Company has advised in writing the Underwriters (A) that such Prospectus materially differs from such preliminary prospectus and (B) to deliver the Prospectus to such investors.

         9.       Default by an Underwriter.

                  (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Securities or Additional Securities hereunder, and if the number of Securities or Additional Securities to which the defaults of all Underwriters in the aggregate relate does not exceed 10% of the number of Securities or Additional Securities, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Securities or Additional Securities to which such defaults relate shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

                  (b) If such defaults exceed in the aggregate 10% of the number Securities or Additional Securities, as the case may be, which all Underwriters have agreed to purchase hereunder, the Representative may, in the Representative's discretion, arrange for itself or for another party or parties to purchase such Securities or Additional Securities, as the case may be, to which such default relates on the terms contained herein. If the Representative does not arrange for the purchase of such Securities or Additional Securities within five business days after the occurrence of defaults relating to in excess of 10% of the Securities or the Additional Securities, as the case may be, then the Company shall be entitled to a further period of four business days within which to procure another party or parties reasonably satisfactory to the Representative to purchase such Securities or Additional Securities, as the case may be, on such terms. If the Representative or the Company with respect to the Securities or Additional Securities, as the case may be, does not arrange for the purchase of the Securities or Additional Securities to which such defaults relate as provided in this Section 9(b), this Agreement may be terminated by the Representative or Company with respect to the Securities or Additional Securities, in each case without liability on the part of the Company (except that the provisions of Sections 5(a)(1), 6, 8, 10, and 13 shall survive such termination) or the several Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for any damages occasioned by its default hereunder.

                  (c) If the Securities or Additional Securities to which such defaults relate are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company with respect to the Securities or Additional Securities shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, for a reasonable period but in any event not more than ten business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements with respect to the Securities or the Additional Securities, and the Company agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 as if such party had originally been a party to this Agreement and had been allocated the number of Securities and Additional Securities actually purchased by it as a result of its original commitment to purchase Securities and Additional Securities and its purchase of Securities or Additional Securities pursuant to this Section 9.

         10. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in
Section 8, shall remain operative and in full force and effect regardless of any investigation made by, or on behalf of, any Underwriter or any indemnified person, or by, or on behalf of, the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Securities and the Additional Securities to the several Underwriters. In addition, the provisions of Sections 5(a)(1), 6, 8, 10, 11, and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

         11.      Effective Date of This Agreement and Termination Thereof.

                  (a) This Agreement shall become effective at 9:30 a.m., New York City local time, on the first full business day following the day on which the Registration Statement becomes effective under the Act. The Representative or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 11, by giving the notice indicated in Section 11(d) before the time this Agreement becomes effective under the Act.

                  (b) If the relative purchase price of the Stock and the Warrants as provided for in Section 3 has been changed and has not been determined prior to 4:30 p.m., New York City local time, on the fifth full business day after the date the Registration Statement becomes effective under the Act, this Agreement may be terminated at any time thereafter either by the Representative or by the Company by giving notice to the other unless before such termination the relative purchase price for the Stock and Warrants has been so determined. If the relative purchase price of the Stock and Warrants has not been so determined prior to 4:30 p.m., New York City local time, on the tenth full business day after the date the Registration Statement becomes effective under the Act, this Agreement shall automatically terminate forthwith.

                  (c) In addition to the right to terminate this Agreement pursuant to Sections 7 and 9 hereof, the Representative shall have the right to terminate this Agreement at any time prior to the Closing Date by giving notice to the Company, and, if exercised, the Over-allotment Option, at any time prior to any Additional Closing Date, by giving notice to the Company, (i) if any domestic or international event, act, or occurrence has materially disrupted, or, in the Representative's opinion, will in the immediate future materially disrupt, the securities markets; or (ii) if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, Boston Stock Exchange or the American Stock Exchange or in the over-the-counter market; or (iii) if there shall have been any new outbreak or increase in the level of major hostilities or other national or international calamity; or (iv) if a banking moratorium has been declared by a state or federal authority; or (v) if a moratorium in foreign exchange trading by major international banks or persons has been declared; or (vi) if there shall have been a material interruption in the mail service or other means of communication within the United States; or (vii) if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in the Representative's opinion, make it inadvisable to proceed with the offering, sale, or delivery of the or the Additional Securities, as the case may be; or (viii) if any two of David L. Kassel, Andrew Franzone and Harry Goodman are rendered disabled or die or otherwise become unable to function in their respective official capacities at the Company; or (ix) if any material governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; or (x) if there shall be passed by the Congress of the United States or by any state legislature any act or measure, or adopted by any governmental body or authoritative accounting institute or board, or any governmental executive any orders, rules, or regulations, which the Representative believes likely to have a material adverse effect on the business, financial condition, or financial statements of the Company or the market for the Stock and Warrants; or (xi) if there shall have a material adverse change in the market for the Securities or securities in general or in political, financial, or economic conditions as in the Representative's judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Securities or the Additional Securities, as the case may be, on the terms contemplated by the Prospectus.

                  (d) If the Representative elects to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement, the Representative shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective or to terminate this Agreement, the Company shall notify the Representative promptly by telephone, telex, or telegram, confirmed by letter.

                  (e) Anything in this Agreement to the contrary notwithstanding other than Section 11(f), if this Agreement shall not become effective by reason of an election by the Representative pursuant to this Section 11, the sole liability of the Company to the Underwriters, in addition to the obligations the Company assumed pursuant to Section 6, will be to reimburse the Underwriters for accountable out-of-pocket expenses only as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Securities and the Additional Securities, and, upon demand, the Company agrees to pay promptly the full amount thereof to the Representative for the respective accounts of the Underwriters. If this Agreement shall not be carried out within the time specified herein for any reason other than the failure on the part of the

Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the Company shall have no liability to the Underwriters other than for obligations assumed by the Company pursuant to Section 6.

                  (f) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a)(1), 6, 8, 10, and 13 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to:

                           Network 1 Financial Securities, Inc.
                           The Galleria
                           Building 2/Penthouse
                           2 Bridge Avenue
                           Red Bank, New Jersey 07701-1106
                           Attention:       Virginia K. Sourlis, Esq.
                           Telephone:       (800) 886-7007
                           Facsimile:       (732) 758-6671

with copies to:            Damon Testaverde
                           580 Oakdale Street
                           Staten Island, New York 10312
                           Telephone:       (718) 317-7746
                           Facsimile:       (718) 966-9711

and                        Morrison Cohen Singer & Weinstein, LLP
                           750 Lexington Avenue
                           New York, New York 10022
                           Attention:       Robert H. Cohen, Esq.
                                            Philip Magri, Esq.
                           Telephone:       (212) 735-8600
                           Facsimile:       (212) 735-8708

or if sent to the Company shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company:

                           International Smart Sourcing, Inc.
                           320 Broad Hollow Road
                           Farmingdale, New York 11735
                           Attention:       Andrew Franzone, President
                           Telephone:       (516) 752-1950
                           Facsimile:       (516) 752-1971

with a copy to:            Koerner Silberberg & Weiner, LLP
                           112 Madison Avenue
                           New York, New York 10016
                           Attention:       Carl Seldin Koerner, Esq.
                                            Guido A. Panzera, Esq.
                           Telephone:       (212) 689-4400
                           Facsimile:       (212) 689-3077

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

         13. Parties. The Representative represents that it is authorized to act on behalf of the several Underwriters named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Underwriters when the same shall have been given by the Representative on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company, and the persons and entities referred to in
Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Securities or the Additional Securities), and no other person shall have, or be construed to have, any legal or equitable right, remedy, or claim under, in respect of, or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

         14. Severability. Should any provision or portion of any provision of this Agreement be invalidated for any reason, the validity of the remaining provisions or of the other portion of the provision in question shall not be affected thereby. This Agreement supersedes any prior letter, agreement or understanding concerning the subject matter hereof.

         15. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

         16. Counterparts. The Agreement may be executed in any number of counterparts and each of such counterpart shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         17. Construction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

         18. Consent to Jurisdiction. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with
Section 12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing correctly sets forth the understanding between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                               Very truly yours,

                               INTERNATIONAL SMART SOURCING, INC.

                               By:
                                  ----------------------------------------------
                                   Name: Andrew Franzone
                                   Title: President and Chief Executive Officer

Accepted as of the date first above
written in New York, New York

NETWORK 1 FINANCIAL SECURITIES, INC.*

By:
   --------------------------------------------
   Name: William R. Hunt, Jr.
   Title: President

*   On behalf of itself and the other several
    Underwriters named in Schedule I hereto.

                                   SCHEDULE I

Underwriter                             Stock Purchased     Warrants Purchased

Network 1 Financial Securities, Inc.

                                         ---------            ----------

         Total:                          1,250,000            1,250,000
                                         =========            =========